Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this registration statement of L-3 Communications Holdings, Inc. and subsidiaries (the "Company") on Form S-8 of our report dated January 27, 2003 on our audits of the consolidated financial statements of the Company as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, which report is included in the Company's Annual Report on Form 10-K.


                                           /s/ PricewaterhouseCoopers LLP


New York, New York
March 11, 2003